Exhibit 2.1    Share Sale Agreement of Ci4net.com Limited dated
               October 1, 1999 by and between Willington Holdings
               Ltd (Ci4net.com Limited) and Ci4net.com Ltd.


                    ACQUISITION AGREEMENT

AGREEMENT dated 1st October 1999 ("the Agreement"), by, between and among CI4NET.COM INC, a company incorporated under the laws of the State of Delaware (herein referred to as CI4NET), the persons listed on Exhibit A attached hereto and made a part hereof, being all of the shareholders and executive officers of CI4NET (hereinafter referred to as "MANAGEMENT"); WILLINGTON HOLDINGS LTD, a company incorporated under the laws of Jersey, Channel Islands (hereinafter referred to as "WHL "); and the persons listed on Exhibit "A" attached hereto and made a part hereof, (hereinafter referred to as the "SELLERS").

WHEREAS, the SELLERS own a total of 2 shares of common stock, GBP1 par value, of WHL , said shares being 100% of the issued and outstanding common stock of WHL.

WHEREAS, the SELLERS desire to sell and CI4NET desires to purchase one hundred (100%) percent of such shares.

NOW, THEREFORE, in consideration of the mutual convenants, agreements, representations and warranties herein contained, the parties hereby agree as follows:

1. Purchase and Sale - The SELLERS hereby agree to sell, transfer, assign and convey to CI4NET and CI4NET hereby agrees to purchase and acquire from the SELLERS, a total of 2 shares of common stock of WHL , which equates one hundred percent (100%) percent of all of WHL 's currently issued and outstanding common stock (the WHL Common Shares"), in a tax-free stock-for-stock exchange.
2. Purchase Price - The aggregate purchase price to be paid by CI4NET for the WHL Common Shares shall be 2,000,000 shares of CI4NET $0.001 par value voting common stock (the "CI4NET Common Shares"). The CI4NET Common Shares will be issued to the individual SELLERS in accordance with Exhibit "A-1" attached hereto.
3. Warranties Representations and Covenants of WHL and WHL PRINCIPALS - In order to induce CI4NET to enter into this Agreement and to complete the transaction contemplated hereby, WHL and its principal executive officers (hereinafter referred to as the "WHL PRINCIPALS", jointly and severally warrant and represent to CI4NET that:
(a) Organization and Standing WHL is a corporation duly organized, validly existing and in a good standing under the laws of Jersey, is qualified to do business as a foreign corporation in every other state or jurisdiction in which it operates to the extent required by the laws of such states and jurisdictions, and has full power and authority to carry on its business as now conducted and to own and operate its assets, properties and business. Attached hereto as Exhibit "B" are true and correct copies of WHL 's Certificate of Incorporation, amendments thereto and all current \by-laws of WHL . No changes thereto will be made in any of the Exhibit "B" documents before the closing. WHL has no subsidiaries except as listed or any investments or ownership interests in any corporation, partnership, joint venture or other business enterprise which is material to its business.
(b) Capitalization As of the Closing Date of WHL 's entire authorized equity capital consists of 10,000 shares of GBP1 par value, of which 2 shares of Common Stock will be issued and outstanding as of the Closing. As of the Closing Date, there will be no other voting or equity securities authorized or issued, nor any authorized or issued securities convertible into voting stock, and no outstanding subscriptions, warrants, calls, options, rights, commitments or agreements by which WHL or the SELLERS are bound, calling for the issuance of any additional shares of common stock or any other voting or equity security except as set forth in the WHL's agreements with its subsidiary companies. The 2 issued and outstanding WHL Common Shares to be transferred by SELLERS constitutes one hundred (100%) percent of the currently issued and outstanding shares of Common Stock of WHL , which includes inter-claim, that same percentage of WHL 's voting power, right to receive dividends, when, as and if declared and paid, and the right to receive the proceeds of liquidation attributable to common stock, if any.
(c) Ownership of WHL Shares Each SELLER warrants and represents, severally, that as of the date hereof, such SELLER is the sole owner of the WHL Common Shares listed by his or her name on Exhibit "A-1", free and clear of all liens, encumbrances, and restrictions whatsoever. By SELLERS' transfer of the WHL Common Shares to CI4NET pursuant to this Agreement. CI4NET will thereby acquire 100% of the outstanding capital stock of WHL , free and clear of all liens, encumbrances and restrictions of any nature whatsoever
(d) Taxes WHL has filed all federal, state and local income or other tax returns and reports that it is required to file with all governmental agencies, wherever situate, and has paid or accrued for payment all taxes as shown on such returns, such that a failure to file, pay or accrue will not have a material adverse effect on WHL . WHL 's income tax returns have never been audited by any authority empowered to do so.
(e) Pending Actions There are no known material legal actions, lawsuits, proceedings or investigations, either administrative or judicial, pending or threatened, against or affecting WHL , or against the WHL PRINCIPALS that arrive out of their operation of WHL , except as described in Exhibit "C" attached hereto. WHL is not knowingly in material violation of any law, material ordinance or regulation of any kind whatever.
(f) Government and Regulation WHL holds the licenses and registrations set forth on Exhibit "D" hereto from the jurisdictions set forth therein, which licenses and registrations are all of the licenses and registrations necessary to permit WHL to conduct its current business. All of such licenses and registrations are in full force and effect, and there are no proceedings, hearings or other actions pending that may affect the validity or continuation of any of them. No approval of any other trade or professional association or agency of government other than as set forth on Exhibit "D" is required for any of the transactions effected by this Agreement, and the completion of the transactions contemplated by this Agreement will not, in and of themselves, affect or jeopardize the validity or continuation of any of them.
(g) Ownership of Assets Except as set forth in Exhibit "E" attached hereto, WHL has good, marketable title, without any liens or encumbrances of any nature whatever, to all of the following, if any; assets, properties and rights of every type and description, including, without limitation, all cash on hand and in banks, certificates of deposit, stocks, bonds, and other securities, good will, customer lists, its corporate name and all variants thereof, trademarks and trade names, copyrights and interests thereunder, licenses and registrations, pending licenses and permits and applications therefor, inventions, processes, know-how, trade secrets, real estate and interests therein and improvements thereto, machinery, equipment, vehicles, notes and accounts receivable, fixtures, rights under agreements and leases, franchises, all rights and claims under insurance policies and other contracts of whatever nature, rights in funds of whatever nature, books and records and all other property and rights of every kind and nature owned or held by WHL as of this date, and will continue to hold such title on and after the completion of the transactions contemplated by this Agreement; nor, except in the ordinary course of its business, has WHL disposed of any such asset since the date of the most recent balance sheet described in Section 3(0) of this Agreement.
(h) No Interest in Suppliers, Customers, Landlords or Competitors Neither the WHL PRINCIPALS nor any member of their families have any material interest of any nature whatever in any supplier, customer, landlord or competitor of WHL .
(i) No Debt Owed by WHL to WHL PRINCIPALS Except as set forth in Exhibit "F" attached hereto, WHL does not owe any money, securities, or property to either the WHL PRINCIPALS or any member of their families or to any company controlled by such a person, directly or indirectly. To the extent that the WHL PRINCIPLES may have any undisclosed liability to pay any sum or property to any such person or equity or any member of their families such liability is hereby forever irrevocably released and discharged.
(j) Complete Records All of WHL 's books and records, including, without limitation, its books of account, corporate records, minute book, stock certificate books and other records are up-to-date, complete and reflect accurately and fairly the conduct of its business in all material respects since its date of incorporation.
(k) No Misleading Statements or Omissions Neither this Agreement nor any financial statement, exhibit, schedule or document attached hereto or presented to CI4NET in connection herewith, contains any materially misleading statement or omits any fact or statement necessary to make the other statements or facts therein set forth not materially misleading.
(l) Validity of this Agreement All corporate and other proceedings required to be taken by the SELLERS and by WHL in order to enter into and carry out this Agreement have been duly and properly taken. This Agreement has been duly executed by the SELLERS and by WHL , and constitutes the valid and binding obligation of each of them, enforceable in accordance with its terms except to the extent Inc by applicable bankruptcy, reorganization, insolvency, moratorium or other laws relating to or effecting generally the enforcement of creditors rights. The execution and delivery of this Agreement and the carrying out of its purposes will not result in the breach of any of the terms and conditions of, or constitute a default under or violate, WHL 's Certificate of Incorporation or By-Laws, or any material agreement, lease, mortgage, bond, indenture, license or other material document or undertaking, oral or written, to which WHL or the SELLERS is a party or is bound or may be affected, nor will such execution, delivery and carrying out violate any law, rule or regulation or any order, with injunction or decree, of any court, regulatory agency or other governmental body; and the business now conducted by WHL can continue to be so conducted after completion of the transaction contemplated hereby, with WHL as a wholly owned subsidiary of CI4NET.
(m) Concepts and Approvals: Compliance with Laws Neither WHL nor the SELLERS are required to make any filing with, or obtain the consent or approval of, any person or entity as a condition to the consummation of the transactions contemplated by this Agreement. The business of WHL has been operated in material compliance with all laws, rules, and regulations applicable to its business, including, without limitation, those related to securities matters, trade matters, environmental matters, public health and safety, and labor and employment.
(n) Access to Books and Records CI4NET will have full and free access to WHL 's books during the course of this transaction prior to Closing, during regular business hours, on reasonable notice.
4. Warranties, representations and Covenants of CI4NET AND MANAGEMENT OF CI4NET ("MANAGEMENT") In order to induce the SELLERS and WHL to enter into this Agreement and to complete the transaction contemplated hereby, CI4NET AND MANAGEMENT jointly and severally warrant, represent and covenant to WHL and SELLERS that :

(a) Organization and Standing CI4NET is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, will be qualified to do business as a foreign corporation in every other state and jurisdiction in which it operates to the extent required by the laws of such states or jurisdictions, and will have full power and authority to carry on its business as now conducted and to own and operate its assets, properties and business. CI4NET has no subsidiaries or any other investments or ownership interests in any corporation, partnership, joint venture or other business enterprise.
(b) Capitalization CI4NET's entire authorized equity capital consists of 25,000,000 shares of voting common stock, $0.001 par value. As of the Closing, will have issued and outstanding 2,000,100 shares of voting common stock, $0.001 par value and no shares of preferred stock issued. Upon issuance, all of the CI4NET Common Stock will be validly issued, fully paid and non-assessable. The relative rights and preferences of CI4NET's equity securities are set forth on the Certificate of Incorporation, as amended and CI4NET's By-laws (Exhibit "H" hereto). There are no other voting or equity securities authorized or issued, not any authorized or issued securities convertible into voting stock, and no outstanding subscriptions, warrants, calls, options, rights, commitments or agreements by which CI4NET is bound, calling for the issuance of any additional shares of common stock or any other voting or equity security. The By-laws of CI4NET provide that a simple majority of the shares voting at a stock holders' meeting at which a quorum is present may elect all of the directors of CI4NET. Cumulative voting is not provided for by the By-Laws or Certificate of Incorporation of CI4NET. Accordingly, as of the Closing the 2,000,000 shares being issued to and acquired by the SELLERS will constitute 99.9% of the 2,000,100 shares of CI4NET which will then be issued and outstanding (including all consulting fees) which includes, inter alia, that same percentage of CI4NET's voting power (subject to the provisions regarding cumulative rights), right to receive dividends, when, as and if declared and paid, and the right to receive the proceeds of liquidation attributable to common stock, if any.
(c) Ownership of Shares By CI4NET's issuance of the CI4NET Common Shares to the SELLERS pursuant to this Agreement, the SELLERS will thereby acquire good, absolute marketable title thereto, free and clear of all liens, encumbrances and restrictions of any nature whatsoever, except by reason of the fact that such CI4NET shares will not have been registered under the 33 Act, or any applicable state securities laws.
(d)Taxes CI4NET has filed all federal, state and local income or other tax returns and reports that it is required to file with all governmental agencies, wherever situate, and has paid all taxes as shown on such returns. All of such returns are true and complete. CI4NET's income tax returns have never been audited by say authority empowered to do so.
(e)Absence of Liabilities As of the Closing Date CI4NET will have no liabilities of any kind or nature, fixed or contingent, except for the costs, including legal and accounting fees and other expenses, in connection with this transaction, for which CI4NET agrees to be responsible and to pay in full at or before the Closing.
(f)No Pending Actions To the best of management's knowledge, there are no legal actions, lawsuits, proceedings or investigations, either administrative or judicial, pending or threatened against or affecting CI4NET, or against any of the CI4NET MANAGEMENT and arising out of their operation of CI4NET. CI4NET has been in compliance with, and has not received notice of violation of any law, ordinance of any kind whatever, including, but not Inc to, the 33 Act, the Rules and Regulations of the SEC, or the Securities Laws and Regulations of any sale. CI4NET is not an investment company as defined in, or otherwise subject to regulation under, the Investment Company Act of 1940. CI4NET is not required to file reports pursuant to either Section 13 or Section 15 (d) of the 34 Act.
(g)Corporate Records All of CI4NET's books and records, including, without limitation, its books of account, corporate records, minute book, stock certificate books and other records are up-to-date complete and reflect accurately and fairly the conduct of its business in all respects since its date of incorporation; all of said books and records will be made available for inspection by WHL's authorized representatives prior to the Closing as provided by Section 4(I) herein, and will be delivered to CI4NET's new management at the Closing.
(h)Validity of this Agreement All corporate and other proceedings required to be taken by CI4NET in order to enter into and to carry out this Agreement will have been duly and properly taken at or before the Closing. This Agreement has been duly executed by CI4NET, constitutes a valid and binding obligation of CI4NET enforceable in accordance with its terms. The execution and delivery of this Agreement and the carrying out of its purposes will not result in the breach of any of the terms or conditions of, or constitute a default under or violate, CI4NET's Certificate of Incorporation- or By-Laws, or any agreement, lease, mortgage, bond, indenture, license or other document or undertaking, oral or written, to which CI4NET is a party or is bound or may be affected nor will such execution, delivery and carrying out violate any law, rule or regulation or any order, writ, injunction or decree of any court, regulatory agency or other governmental body.
(i)Consents and Approvals, Compliance with Laws Except for the notices to be filed as described in Section 7(a)(v) herein, neither WHL nor MANAGEMENT is required to make any filing with, or obtain the consent or approval of, any person or entity as a condition to the consummation of the transactions contemplated by this Agreement. The business of CI4NET has been operated in compliance with all laws, rules and regulations applicable to its business, including, without limitation, those related to securities matters, trade matters, environmental matters, public health and safety, and labor and employment.
(j)Access to Books and Records WHL and SELLERS will have full and free access to WHL 's books and records during the course of this transaction prior to and at the Closing on reasonable notice.
 (k)Directors and Shareholders Approval As of the Closing, CI4NET's Board of Directors and Shareholders, by meeting or consent shall have properly authorized the matters described in section 7(a)(iv)herein.
(l)The CI4NET Shares All of the CI4NET Common Shares issued to SELLERS shall be validly issued, fully-paid non-assessable shares of CI4NET Common Stock, with full voting rights, dividend rights, and right to receive the proceeds of liquidation , if any, as set forth in CI4NET's Certificate of Incorporation.

5. Term: Indemnification All representations, warranties, covenants and agreements made herein and in the exhibits attached hereto shall survive the execution and delivery of this Agreement and payment pursuant thereto. MANAGEMENT and WHL MANAGEMENT ("management") of both parties to the agreement hereby agree, jointly and severally, to indemnify, defend, and hold harmless CI4NET, WHL , and the SELLERS from and against any damage, loss, liability, or expense (including without limitation, reasonable expenses of investigation and reasonable attorney's fees) arising out of any material breech of any representation, warranty, covenant, or agreement made by WHL MANAGEMENT or management in this Agreement.
6. Restricted Shares: Legend CI4NET Common Shares issued to SELLERS hereunder will be "restricted securities" as defined in Rule 144 under the 33 Act and each stock certificate issued to SELLERS hereunder, will bear the usual restrictive legend to such effect. Appropriate Stop Transfer instructions will be given to CI4NET '' stock transfer agent.
7. Conditions Precedent to Closing (a) The obligations of WHL and the SELLERS under this Agreement shall be and are subject to fulfillment, prior to or at the Closing, of each of the following conditions:
(i) That CI4NET's and MANAGEMENT's representations and warranties contained herein shall be true and correct at the time of Closing as if such representations and warranties were made at such time, and MANAGEMENT will deliver an executed certification confirming the foregoing;
(ii) That CI4NET and MANAGEMENT shall have performed or complied with all agreements, terms and conditions required by this Agreement to be performed or complied with by them prior to or at the time of the Closing;
(iii) That CI4NET's directors and shareholders, by proper and sufficient vote taken either by consent or at a meeting duly and properly called and held, shall have properly approved all of the matters required to be approved by CI4NET's directors and shareholders, respectively;
(iv) That CI4NET's Board of Directors, by proper and sufficient vote, shall have approved this Agreement and the transactions contemplated hereby; and
(b) The obligations of CI4NET and MANAGEMENT under this Agreement shall be and are subject to fulfillment, prior to or at the Closing of each of the following conditions:
(i) That WHL 's and SELLERS' representations and warranties contained herein shall be true and correct at the time of Closing as if such representations and warranties were made at such time and WHL and the WHL PRINCIPALS shall deliver an executed certification confirming the foregoing;
(ii) That WHL and WHL PRINCIPALS shall have performed or complied with all agreements, terms and conditions required by this Agreement to be performed or complied with by them prior to or at the time of Closing; and 8 Termination This Agreement may be terminated at any time before or at Closing, by;
(a)The mutual agreement of the parties;
(b)Any party if:
(iii) Any legal proceeding shall have been instituted or shall be imminently threatening to delay, restrain or prevent the consummation of this Agreement.
Upon termination of this Agreement for any reason, in accordance with the terms and conditions set forth in this paragraph, each said party shall bear all costs and expenses as each party has incurred and no party shall be liable to the other.

9. Exhibits All Exhibits attached hereto are incorporated herein by this reference as if they were set forth in their entirety.
10. Miscellaneous Provisions This Agreement is the entire agreement between the parties in respect of the subject matter hereof, and there are no other agreements, written or oral, nor may this Agreement be modified except in writing and executed by all of the parties hereto. The failure to insist upon strict compliance with any of the terms, covenants or conditions of this Agreement shall not be deemed a waiver or relinquishment of such rights or power at any other time or times.
11. Closing The Closing of the transactions contemplated by this Agreement ("Closing") shall take place at the offices CI4NET, at
1.00 P.M. on the first business day after the letter of the approval of SELLERS owning at least 80% of WHL 's Common Stock or the shareholders of CI4NET approving this Agreement and the matters referred to in section 7(a)(vi) herein, or such other date as the parties hereto shall mutually agree upon. At the Closing, all of the documents and items referred to herein shall be exchanged.
12. Prohibited Actions Between the date hereof and the effective date of the merger, neither Purchaser nor Seller will, except with the prior written consent of the other:
(a)issue or sell any stock, bonds, or other corporate securities;
(b)incur any obligation or liability (absolute or contingent), except current liabilities incurred, and obligations under contracts entered into, other than in the ordinary course of business;
(c) discharge or satisfy any lien or encumbrance or pay any obligation or liability (absolute or contingent) other than in the ordinary course of business;
(d) make any dividend or other payment or distribution to its shareholders or Purchase or redeem any shares of its capital stock other than in the ordinary course of business;
(e)mortgage, pledge, create a security interest in, or subject to lien or other encumbrance any of its assets, tangible or intangible other than in the ordinary course of business;
(f)sell or transfer any of its tangible assets or cancel any debts or claims except in each case in the ordinary course of business other than in the ordinary course of business;
(g)sell, assign, or transfer any trademark, trade name, patent, or other intangible asset;
(h)waive any right of any substantial value other than in the ordinary course of business; or
(i) enter into any other transaction other than in the ordinary course of business.
13. Further Instruments From time to time, as and when requested by the either of the parties or by its successors or assigns, the other party will execute and deliver, or cause to be delivered, all such deeds and other instruments; and will take or cause to be taken such further or other action as the parties may deem necessary or desirable in order to vest in and confirm to the purchaser title to and possession of all its property, rights, privileges, possessions, and franchises and otherwise to carry out the intent and purposes of this agreement.
15. Governing Law This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware.
      16. Counterparts This Agreement may be executed in duplicate facsimile counterparts, each of which shall be deemed an original and together shall constitute one and the same binding Agreement, with one counterpart being delivered to each party hereto.

IN WITNESS WHEREOF, the parties hereto have set their hands and seals as of the date and year above first written.

                    CI4NET.COM INC

                    By:  ____________________________
                         ____________________________

                    WILLINGTON HOLDINGS LTD
                    By:  ____________________________

































LIST OF EXHIBITS


Exhibit "A"/"A-1"        List of Sellers

Exhibit "B"              True and correct copies of WHL 's
Certificate of
                                              Incorporation,
amendments thereto and all current
By-laws.

Exhibit "C"              Any material legal actions, lawsuits,
proceedings of
                    investigations, either administrative or judicial,
                    pending or threatened, against or affecting
WHL ,
                    or against the Sellers that arise out of their operation
                    of WHL .

Exhibit "D"    Evidence of WHL 's licenses and registrations
necessary to permit WHL  to conduct its current business.

Exhibit "E"              Any impediments to WHL 's good,
marketable title
                    including liens or encumbrances of any nature whatever.


Exhibit "F"              True and correct copies of CI4NET's
Certificate
                    of Incorporation amendments thereto and all current
                    By-laws.